UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES AND EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 28, 2011

GYRODYNE COMPANY OF AMERICA, INC.

(Exact name of Registrant as Specified in its Charter)

New York	000-01684	11-1688021
(State or other jurisdiction	(Commission File	(I.R.S. Employer
of incorporation)	Number)	Identification No.)

1 FLOWERFIELD, Suite 24
ST. JAMES, NEW YORK 11780

(Address of principal executive offices) (Zip Code)

(631) 584-5400

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

By motion dated December 28, 2011, the State of New York (the “State”) filed a motion with the Appellate Division of the Supreme Court, Second Department (the “Appellate Division”), seeking leave to reargue or, alternatively, leave to appeal to the Court of Appeals, the decision and order of the Appellate Division decided on November 22, 2011, which affirmed the judgment of the Court of Claims entered in favor of Gyrodyne Company of America, Inc. (the “Company”) for $125 million plus statutory interest of nine percent from the date of the taking of November 2, 2005 through the date of payment and for an additional allowance of $1,474,940.67 for actual and necessary costs, disbursements and expenses, including attorneys’ fees and expenses, resulting from the condemnation of 245.5 acres of the Company’s Flowerfield property.

A copy of the State’s motion is attached hereto as Exhibit 99.1

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit

99.1	Appellant’s Notice of Motion filed by the State of New York

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

GYRODYNE COMPANY OF AMERICA, INC. By: /s/ Stephen V. Maroney Stephen V. Maroney President and Chief Executive Officer Date: December 29, 2011